Exhibit 99.4

GUARANTEE

The undersigned hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to Sigma Opportunity Fund II, LLC (“Buyer”), its successors and assigns, the full and prompt payment of all amounts owing under the Senior Subordinated Secured Note (the “Note”) and any and all other sums and charges payable by Decisionpoint Systems, Inc. (the “Company”) to Buyer pursuant to the Transaction Documents, and the full performance and observance of all of the covenants, terms, conditions and agreements to be performed and observed by the Company pursuant to the terms of the Transaction Documents.

This Guaranty is an absolute and unconditional guaranty of payment and performance.  It shall be enforceable against the undersigned without the necessity of any suit or proceeding on the part of Buyer against the Company or any other party. Notwithstanding anything to the contrary herein the rights granted to the Buyer pursuant to this Guarantee are junior and subordinate to the rights of the Silicon Valley Bank in connection with its loans to the Company in accordance with the terms of the Subordination Agreement, dated May 18, 2011, between Buyer and Silicon Valley Bank.

The undersigned waives any necessity of notice of nonpayment, nonperformance or nonobservance by the Company of any term or provision of any of the Transaction Documents.  This Guaranty shall not be discharged by reason of any assignment or modification of the Transaction Documents or by any waiver or forbearance of the Buyer of any of the terms of the Transaction Documents, the notice of all of which the undersigned hereby waives.

The undersigned acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Transaction Documents and that execution and delivery of this Guarantee is a condition to the obligation of Buyer to consummate the transactions contemplated by the Transaction Documents.  The undersigned represents and warrants to Buyer that it has all right, power and authority to enter into this Guarantee and perform its obligations hereunder and that this Guarantee constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.

Capitalized terms used herein without definition are used as defined in the Note Purchase Agreement, dated May 18, 2011, between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC.

Dated: May 18, 2011	By:
Name:
Title:

By:
Name
Title

Accepted and Agreed:

SIGMA OPPORTUNITY FUND II, LLC

By:
      Name:
      Title: